EXHIBIT 99.1

CoreCard Corporation Reports Third Quarter 2023 Results

10% increase in Processing and Maintenance Revenue Year-over-Year

NORCROSS, Ga., Nov. 01, 2023 (GLOBE NEWSWIRE) -- CoreCard Corporation [NYSE: CCRD], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended September 30, 2023.

"Overall revenue of $13.4 million in the third quarter was in-line with our expectations, reflecting continued growth in processing and maintenance revenue of 10%, which was offset by lower professional services revenue, primarily driven by our largest customer. We continue to invest in our platform and processing capabilities, which are showing encouraging results. CoreCard provides a best-in-class credit platform that is extremely well positioned to capture the growing demand for next-generation card management platforms by large and complex modern card issuers,” said Leland Strange, CEO of CoreCard Corporation. "We expect the lower level of professional services revenue to continue in the fourth quarter and into 2024. As a result, we now expect full-year services revenue to be approximately flat for 2023 as compared to 2022. We anticipate additional license revenue during the first half of 2024.”

Financial Highlights for the three months ended September 30, 2023

Total revenues in the three-month period ended September 30, 2023, was $13.4 million compared to $14.5 million in the comparable period in 2022.

In the following table, revenue is disaggregated by type of revenue for the three months ended September 30, 2023 and 2022:

	Three Months Ended
	September 30,
(in thousands)		2023	2022
License	$	−	$	−
Professional services		6,432		7,776
Processing and maintenance		5,814		5,267
Third party		1,153		1,407
Total		$13,399		$14,450

Income from operations was $0.4 million for the third quarter compared to income from operations of $1.7 million in the comparable prior year quarter.

Net income (loss) was a loss of $0.2 million for the third quarter compared to net income of $1.4 million in the comparable prior year quarter.

Earnings per diluted share was a loss of $0.03 for the third quarter compared to earnings per share of $0.16 in the comparable prior year quarter.

Adjusted earnings per diluted share was $0.09 for the third quarter compared to $0.16 in the comparable prior year quarter.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "Information Regarding Non-GAAP Financial Measures".

Investor Conference Call

The company is holding an investor conference call today, November 1, 2023, at 11:00 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/register/corecard110123/en or by dialing 1-877-407-0890. As part of the conference call CoreCard will be conducting a question-and-answer session where participants are invited to email their questions to questions@corecard.com prior to the call. A transcript of the call will be posted on the company’s website at investors.corecard.com as soon as available after the call.

The company will file its Form 10-Q for the period ended September 30, 2023, with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at investors.corecard.com or on the SEC website, www.sec.gov.

About CoreCard Corporation

CoreCard Corporation (NYSE: CCRD) provides the gold standard card issuing platform built for the future of global transactions in an embedded digital world. Dedicated to continual technological innovation in the ever-evolving payments industry backed by decades of deep expertise in credit card offerings, CoreCard helps customers conceptualize, implement, and manage all aspects of their issuing card programs. Keenly focused on steady, sustainable growth, CoreCard has earned the trust of some of the largest companies and financial institutions in the world, providing truly real-time transactions via their proven, reliable platform operating on private on-premise and leading cloud technology infrastructure.

Forward-Looking Statements

The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “continue,” “outlook,” “progressing,” and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

For further information,
email CoreCardIR@icrinc.com

CoreCard Corporation

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue
Services	$13,399	$14,450	$42,053	$39,657
Products	-	−	1,794	14,283
Total net revenue	13,399	14,450	43,847	53,940
Cost of revenue
Services	9,279	8,431	28,380	23,824
Products	-	−	-	−
Total cost of revenue	9,279	8,431	28,380	23,824
Expenses
Marketing	63	80	237	231
General and administrative	1,155	1,107	4,220	4,048
Development	2,489	3,129	6,094	8,916
Income from operations	413	1,703	4,916	16,921
Investment income (loss)	(1,015)	39	(1,701)	196
Other income (loss), net	308	60	653	126
(Loss) Income before income taxes	(294)	1,802	3,868	17,243
Income tax expense (benefit)	(72)	443	959	4,358
Net (loss) income	$(222)	$1,359	$2,909	$12,885
Earnings (loss) per share:
Basic	$(0.03)	$0.16	$0.34	$1.50
Diluted	$(0.03)	$0.16	$0.34	$1.49
Basic weighted average common shares outstanding	8,460,473	8,538,954	8,485,416	8,596,654
Diluted weighted average common shares outstanding	8,460,473	8,559,665	8,509,825	8,621,388

CoreCard Corporation

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

As of	September 30, 2023	December 31, 2022
ASSETS	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$31,614	$20,399
Marketable securities	5,147	4,973
Accounts receivable, net	5,875	13,220
Other current assets	5,887	3,729
Total current assets	48,523	42,321
Investments	3,634	5,180
Property and equipment, at cost less accumulated depreciation	11,681	12,006
Other long-term assets	2,947	3,725
Total assets	$66,785	$63,232
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,708	$2,011
Deferred revenue, current portion	3,743	1,094
Accrued payroll	1,941	1,888
Accrued expenses	806	525
Other current liabilities	2,043	2,025
Total current liabilities	10,241	7,543
Noncurrent liabilities:
Deferred revenue, net of current portion	361	473
Deferred tax liability	541	472
Long-term lease obligation	1,367	1,981
Total noncurrent liabilities	2,269	2,926
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,016,140 and 9,010,119 at September 30, 2023 and December 31, 2022, respectively;
Outstanding shares – 8,440,356 and 8,502,735 at September 30, 2023 and December 31, 2022, respectively	90	90
Additional paid-in capital	16,621	16,471
Treasury stock, 575,784 and 507,384 shares at September 30, 2023 and December 31, 2022, respectively, at cost	(18,213)	(16,662)
Accumulated other comprehensive income (loss)	(57)	(61)
Accumulated income	55,834	52,925
Total stockholders’ equity	54,275	52,763
Total liabilities and stockholders’ equity	$66,785	$63,232

Reconciliation of GAAP to NON-GAAP Measures

Information Regarding Non-GAAP Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures. CoreCard considers Adjusted earnings per diluted share (“Adjusted EPS”) as a supplemental measure of the company’s performance that is not required by, nor presented in accordance with GAAP.

We define Adjusted EPS as diluted earnings per share adjusted to exclude the impact of non-operating investment gains or losses. We believe that Adjusted EPS is an important measure of operating performance because it allows management and our board of directors to evaluate and compare our core operating results from period to period.

Adjusted EPS should not be considered in isolation, or construed as an alternative to net income, or any other performance measures derived in accordance with GAAP, or as an alternative to cash flow from operating activities or as a measure of the company's liquidity. In addition, other companies may calculate Adjusted EPS differently than CoreCard, which limits its usefulness in comparing CoreCard’s financial results with those of other companies.

The following table shows CoreCard’s GAAP results reconciled to non-GAAP results included in this release:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2023	2022	2023	2022
GAAP net (loss) income	$(222)	$1,359	$2,909	$12,885
Investment loss	1,000	-	1,000	-
Income tax benefit	-	-	-	-
Adjusted net income	$778	$1,359	$3,909	$12,885
Adjusted EPS	$0.09	$0.16	$0.46	1.49
Weighted-average shares	8,480	8,560	8,510	8,621